EXHIBIT 99.1


              TheraSense Announces Second Quarter Financial Results

                           Revenues exceed $50 million
                         Per share loss narrows to $0.08

ALAMEDA, Calif., July 24, 2003 - TheraSense, Inc. (Nasdaq: THER) announced today its results for the second quarter ended June 30, 2003.

Second Quarter Performance

Total revenues for the second quarter of 2003 were $50.9 million. Total revenues for the second quarter of 2002 were $59.2 million which included $20.4 million attributable to TheraSense achieving the ability to estimate product return rates and recognizing previously deferred revenues. Prior to the second quarter of 2002, TheraSense deferred revenue recognition until product had been purchased by the end-user. For the first six months of 2003, total revenues were $91.8 million compared to $92.5 million in total revenues, which includes the $20.4 million, for the first six months of 2002.

Gross profit for the second quarter of 2003 was $28.4 million. Gross profit for the second quarter of 2002 was $24.8 million which included $4.2 million from the recognition of previously deferred revenues. For the first six months of 2003, gross profit was $50.2 million compared to $39.7 million in gross profit, which includes the $4.2 million, for the first six months of 2002. Gross margin for the second quarter of 2003 was 56% compared to a gross margin of 42% for the second quarter of 2002. The gross margin for the second quarter of 2002 was adversely impacted by the recognition of previously deferred revenues, which was composed primarily of lower margin system kit revenues.

"We are extremely pleased with our performance," said Mark Lortz President and CEO of TheraSense. "Continued growth in demand for FreeStyle resulted in very strong financial results for the quarter. Total revenues exceeded $50 million, our loss per share was reduced to eight cents, and due to particularly strong collections we were able to pay down debt and maintain our cash and investments position."

The net loss for the second quarter of 2003 was $3.5 million or $0.08 per basic and diluted share. The net loss for the second quarter of 2002 was $3.1 million or $0.08 per basic and diluted share. The net loss for the second quarter of 2002 was favorably impacted by the $4.2 million gain from the recognition of previously deferred revenues. For the first six months of 2003, the net loss was $12.0 million, or $0.29 per basic and diluted share, compared to a $14.1 million net loss, or $0.36 per basic and diluted share, which includes the $4.2 million, for the first six months of 2002.

Cash and investments at the end of the second quarter were $78.8 million, compared to $78.9 million at the end of the first quarter of 2003.

Investor Conference Call

TheraSense will host a conference call today at 2:00 p.m., Pacific Time. A live web cast will be available via a link on the Investor Relations portion of TheraSense's website at



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www.therasense.com. An on demand archive of the call will be available at the
TheraSense website for five days following the call.

About TheraSense

TheraSense develops, manufactures and sells easy to use glucose monitoring systems that dramatically reduce the pain of testing for people with diabetes. The company began selling its first product, the FreeStyle(R) blood glucose monitoring system, in June 2000. The FreeStyle system has wide distribution in the United States through national retailers including Walgreens, Wal-Mart, CVS, Eckerd and Rite Aid. The FreeStyle system is distributed in various European countries by Disetronic Injection Systems. In Japan, the FreeStyle system is distributed by Nipro Corporation, the Japanese market leader in dialysis and insulin pumps. The TheraSense headquarters and test strip manufacturing facility are located in Alameda, California. Visit us at www.therasense.com.

Forward-Looking Statements

The foregoing contains statements regarding continued growth. These statements are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and actual results could differ materially. We undertake no obligation to update or revise any forward-looking statement. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to: our history of net losses and variability of quarterly results; our dependence on FreeStyle for future revenues; our limited sales and marketing experience; substantial competition; risks related to intellectual property litigation and failure to protect our intellectual property; and risks related to the development of innovative products.

Investors should read the risk factors set forth in TheraSense's Form 10-Q for the quarter ended March 31, 2003 and periodic reports filed with the Securities and Exchange Commission. The risk factors are also available on the Investor Relations portion of TheraSense's website at www.therasense.com.

Contacts:

FD Morgan-Walke for TheraSense                       TheraSense, Inc.
Investors: Teresa Thuruthiyil                        Maureen Tiongco
Press: Christopher Katis, Ron Heckmann               Investor Relations
(415) 439-4513                                       (510) 749-5400


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                                THERASENSE, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)
                                   (unaudited

                                                              Three Months Ended        Six Months Ended
                                                                   June 30,                  June 30,
                                                          -------------------------------------------------
                                                             2003          2002(1)       2003       2002(1)
                                                          -------------------------------------------------

Total revenues.....................................        $50,930        $59,227      $91,834      $92,506
Cost of revenues...................................         22,494         34,428       41,608       52,836
                                                           -------        -------     --------     --------
Gross profit.......................................         28,436         24,799       50,226       39,670
                                                           -------        -------     --------     --------
Operating expenses:
  Research and development.........................          5,677          6,046       10,843       10,487
  Selling, general and administrative..............         26,455         22,159       51,735       44,064
                                                           -------        -------     --------     --------
    Total operating expenses.......................         32,132         28,205       62,578       54,551
                                                           -------        -------     --------     --------
Loss from operations...............................         (3,696)        (3,406)     (12,352)     (14,881)
Interest income, net...............................            220            310          337          800
                                                           --------       --------    ---------    ---------
Net loss...........................................        $(3,476)       $(3,096)    $(12,015)    $(14,081)
                                                           ========       ========     ========     ========
Net loss per common share, basic and diluted.......        $ (0.08)       $ (0.08)      $(0.29)      $(0.36)
                                                           ========       ========     ========     ========
Weighted-average shares used in computing net
  loss per common share, basic and diluted.........         41,078         39,838       40,956       39,634
                                                           ========       ========     ========     ========



(1) Includes the impact from achieving the ability to estimate product return rates and recognizing previously deferred revenues, costs and gross profit:

      Total revenues                                        $  20,387
      Cost of revenues                                      $  16,192
      Gross profit                                          $   4,195
      Loss from operations                                  $   4,195
      Net loss                                              $   4,195
      Net loss per common share, basic and diluted          $    0.10


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                                    THERASENSE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
                                   (unaudited)

                                                                                 June 30,              December 31,
                                                                                   2003                    2002
                                                                                ---------              ------------
Assets
Current assets:
    Cash and cash equivalents..........................................          $14,313                  $32,158
Available-for-sale investments.........................................           56,756                   34,135
    Accounts receivable, net ..........................................           37,196                   36,319
    Inventories........................................................           14,442                   21,060
    Prepaid expenses and other current assets..........................            3,540                    6,358
                                                                                --------                 --------
        Total current assets...........................................          126,247                  130,030
Available-for-sale investments.........................................            7,769                   11,217
Property and equipment, net............................................           17,004                   14,340
Other assets...........................................................            4,699                    5,216
                                                                                --------                 --------
        Total assets...................................................         $155,719                 $160,803
                                                                                ========                 ========
Liabilities and stockholders' equity
Current liabilities:
    Accounts payable...................................................         $10,402                  $ 17,034
    Accrued liabilities................................................          18,048                    16,109
    Deferred revenue...................................................           3,856                     1,000
    Current portion of long-term debt..................................             908                     5,149
                                                                                --------                 --------
        Total current liabilities......................................          33,214                    39,292

Long-term debt, net of current.........................................           1,589                     3,161
Deferred revenue.......................................................          12,684                     2,261
Other liabilities......................................................             ---                       500
                                                                                -------                  --------
        Total liabilities..............................................          47,487                    45,214
                                                                                -------                  --------

Stockholders' equity:
    Common stock.......................................................              41                        41
    Additional paid-in capital.........................................         272,771                   271,782
    Notes receivable from stockholders.................................              (8)                     (156)
    Deferred stock-based compensation, net.............................          (8,084)                  (11,642)
    Accumulated other comprehensive income.............................             279                       316
    Accumulated deficit................................................        (156,767)                 (144,752)
                                                                                --------                 --------
        Total stockholders' equity.....................................         108,232                   115,589
                                                                                --------                 --------
        Total liabilities and stockholders' equity.....................        $155,719                  $160,803
                                                                                ========                 ========